Exhibit 10.20

Strictly Private & Confidential

December 18, 2013

George Duggan
c/o Incorporated Communications Services
4515 Ocean View Blvd., Suite 305
La Canada, CA 91011

Re:            California Gold Corp. Settlement and Release Agreement
Dear George:

This letter is to acknowledge that (i) California Gold Corp. (the “Company”) has paid to you, Incorporated Communications Service (“ICS”), the sum of $6,234.64 in cash, as settlement in full (the “Settlement Payment”) of all obligations and fees owed to ICS by the Company under ICS invoice number 8768 (the “ICS Outstanding Invoice”) and under the ICS Services Agreement with the Company dated January 2, 2012 as renewed (the “ICS Agreement”) with respect to consulting services provided to the Company by ICS; (ii) having received the Settlement Payment by ICS, the Company is deemed by ICS to have paid and fully satisfied all debts and obligations to ICS with respect to the ICS Outstanding Invoice and the ICS Agreement; (iii) having received the Settlement Payment, the ICS Agreement is terminated as of the end of the August 2013; (iv) ICS agrees, having received the Settlement Payment, to completely release and forever discharge the Company (together with the Company’s present, future and former officers, directors, shareholders, partners, principals,  members, employees, agents, servants, attorneys, parents, subsidiaries, affiliates or other representatives, heirs, executors, administrators, successors and assigns (collectively, the “Released Parties”)), of and from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which ICS now has, or which may hereafter accrue or otherwise be acquired by ICS, on account of, or in any way growing out or relating to the ICS Outstanding Invoice and the ICS Agreement; and (v) ICS agrees, having received the Settlement Payment, not to initiate or voluntarily participate in any legal action, charge or complaint against any of the Released Parties with respect to the ICS Outstanding Invoice or the ICS Agreement.

We thank you for your consideration.

Very truly yours,

California Gold Corp.

/s/ James D. Davidson
Name: James D. Davidson
Title: President

ACCEPTED AND AGREED to on this 18th day of December, 2013

Incorporated Communications Services

/s/ George Duggan
Name: George Duggan
Title: Managing Partner